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                                                                     EXHIBIT 4.5






                               PEPSIAMERICAS, INC.

                             1999 STOCK OPTION PLAN






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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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
SECTION 1 - GENERAL...............................................................................................1
         1.1      Purpose.........................................................................................1
         1.2      Participation...................................................................................1
         1.3      Operation, Administration, and Definitions......................................................1

SECTION 2 - OPTIONS...............................................................................................1
         2.1      Definitions.....................................................................................1
         2.2      Exercise Price..................................................................................2
         2.3      Exercise........................................................................................2
         2.4      Payment of Option Exercise Price................................................................2
         2.5      Settlement of Award.............................................................................2
         2.6      Automatic Option Grants to Outside Directors....................................................3

SECTION 3 - OPERATION AND ADMINISTRATION..........................................................................3
         3.1      Effective Date..................................................................................3
         3.2      Shares Subject to Plan..........................................................................3
         3.3      General Restrictions............................................................................4
         3.4      Tax Withholding.................................................................................4
         3.5      Use of Shares...................................................................................5
         3.6      Dividends and Dividend Equivalents..............................................................5
         3.7      Payments........................................................................................5
         3.8      Transferability.................................................................................5
         3.9      Form and Time of Elections......................................................................5
         3.10     Agreement With Company..........................................................................5
         3.11     Action by Company or Subsidiary.................................................................6
         3.12     Gender and Number...............................................................................6
         3.13     Limitation of Implied Rights....................................................................6
         3.14     Evidence........................................................................................6

SECTION 4 - CHANGE IN CONTROL.....................................................................................6

SECTION 5 - COMMITTEE.............................................................................................7
         5.1      Administration..................................................................................7
         5.2      Powers of Committee.............................................................................7
         5.3      Delegation by Committee.........................................................................8
         5.4      Information to be Furnished to Committee........................................................8

SECTION 6 - AMENDMENT AND TERMINATION.............................................................................8

SECTION 7 - DEFINED TERMS.........................................................................................8



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                               PEPSIAMERICAS, INC.

                                STOCK OPTION PLAN

                                    SECTION 1

                                     GENERAL

         1.1 Purpose. The PepsiAmericas, Inc. 1999 Stock Option Plan (the "Plan") has been established by PepsiAmericas, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

         1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

         1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).


                                    SECTION 2

                                     OPTIONS

         2.1 Definitions.

         (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options ("ISOs") or Non-Qualified Options ("NQOs"), as determined in the discretion of the Committee.



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         (b)      An "ISO" is an Option that is intended to satisfy the
                  requirements applicable to an ""incentive stock option" described in section 422(b) of the Code. ISO grants may be awarded only to Eligible Employees.

         (c) An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. NQO grants may be awarded to any Eligible Individual.

         2.2 Exercise Price. The "Exercise Price" of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; except that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, any ISO granted to any 10% or more shareholder of the Company must be at an option price of at least 110% of the Fair Market Value of the Stock subject to the Option.

         2.3 Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

         2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

         (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

         (b) The Exercise Price shall be payable in cash, cashier's check or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or such other consideration, including a combination of payment methods. Any other method of payment which the Board or the Committee deems appropriate on the date of such exercise may also be used.

         (c) A Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         2.5 Settlement of Award. Shares of Stock delivered pursuant to the exercise of an option shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable.



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         2.6 Automatic Option Grants to Outside Directors. Upon the conclusion of each regular annual meeting of the Company's shareholders held after the Effective Date, each director serving on the Board who is not an Eligible Employee, and excluding directors who serve on the Board as representatives of PepsiCo or Pohlad Companies, shall receive an NQO covering 1,000 shares of stock. Such NQO grants are immediately vested and fully exercisable. The exercise price shall be the Fair Market Value on the date of issuance. Options to outside directors under this Section 2.6 shall terminate on the earliest of
(a) the 10th anniversary of the date of grant, (b) the date three months after the termination of such director's service for any reason other than death or disability or (c) the date one year after the termination of such director's service because of death or total and permanent disability.


                                    SECTION 3

                          OPERATION AND ADMINISTRATION

         3.1 Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of September 3, 1999 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no ISO may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

         3.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

         (a) Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to participants and their beneficiaries under the Plan shall be equal to 4,000,000 shares of Stock.

         (b) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

         (c) If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.



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         (d)      Options granted hereunder shall be treated as ISOs under Code
                  Section 422 only to the extent that the aggregate fair market value (determined at the time of grant) of Shares exercisable for the first time by the Participant during any calendar year, in combination with shares first exercisable under all other plans of the Company and its Subsidiaries or affiliates, does not exceed $100,000, with any options or portions of options in excess of such limit (according to the order in which they were granted) being treated as NQOs.

         (e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination of exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards and to prevent dilution and maintain the proportion and cost of the Stock subject to the Option Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable.

         (f) The maximum number of shares of stock subject to Options granted to an Eligible Employee hereunder in any calendar year shall be limited to 250,000, except that this limit shall not apply to an Eligible Employee in the fiscal year of the Company in which his or her service as an employee first commences.

         3.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

         (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         3.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant



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already owns, or through the surrender of shares of Stock to which the
Participant is otherwise entitled under the Plan.

         3.5 Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

         3.6 Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

         3.7 Payments. Awards may be settled in any of the methods described in
Section 2.4. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

         3.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

         3.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         3.10 Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant. The Participant shall sign a copy of such document, which shall be referred to in the Plan as an "Award Agreement".



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         3.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

         3.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         3.13 Limitation of Implied Rights.

         (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

         (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         3.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.


                                    SECTION 4

                                CHANGE IN CONTROL

         Subject to the provisions of paragraph 3.2(e) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control, outstanding Options shall become fully vested and exercisable as to all of the stock subject to such Options unless such Options are assumed by the surviving corporation or its parent or the surviving corporation or its parent substitutes Options with substantially the same terms for such Options. The Committee shall



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have the right to cancel Options in the event of a Change in Control, provided that in exchange for such cancellation the Participant shall receive a cash payment equal to the Change in Control consideration less the exercise price of the Option.


                                    SECTION 5

                                    COMMITTEE

         5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") which shall be selected by the Board. The Committee shall consist exclusively of two or more directors of the Company. The composition of the Committee shall meet the following:

         (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 1 6b-3 (or its successor) under the Exchange Act; and

         (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) (4) (C) of the Code.

         5.2 Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

         (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards.

         (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

         (c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

         (d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.



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         5.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         5.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.


                                    SECTION 6

                            AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to subsection 3.2(e) shall not be subject to the foregoing limitations of this
Section 6. An amendment shall be subject to approval by the Company's shareholders only to the extent required by applicable laws, regulations or rules.


                                    SECTION 7

                                  DEFINED TERMS

         In addition to the other definitions contained herein, the following definitions shall apply:

         (a) Award. The term "Award" shall mean any award or benefit granted under the Plan.

         (b) Board. The term "Board" shall mean the Board of Directors of the Company.

         (c)      Change in Control. The term "Change in Control" shall mean:

                  1. an acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of 50% or more of either:

                           A.       the then outstanding Stock; or



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                           B.       the combined voting power of the Company's
                                    outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change of
                                    Control:

                                    i.       any acquisition directly from the
                                             Company;

                                    ii.      any acquisition by the Company or a
                                             Subsidiary;

                                    iii.     any acquisition by the trustee or
                                             other fiduciary of any employee
                                             benefit plan or trust sponsored by
                                             the Company or a Subsidiary; or

                                    iv.      any acquisition by any corporation
                                             with respect to which, following
                                             such acquisition, more than 50% of
                                             the Stock or combined voting power
                                             of Stock and other voting
                                             securities of the Company is
                                             beneficially owned by substantially
                                             all of the individuals and entities
                                             who were beneficial owners of Stock
                                             and other voting securities of the
                                             Company immediately prior to the
                                             acquisition in substantially
                                             similar proportions immediately
                                             before and after such acquisition;
                                             or

                  2. individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board"), cease to constitute at least a majority of the Board. Individuals nominated by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

                  3. approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other voting securities so that after the corporate change the immediately previous owners of 50% of Stock and other voting securities do not own 50% of the Company's Stock and other voting securities either legally or beneficially; or

                  4. the sale, transfer or other disposition of all substantially all of the Company's assets; or

                  5. a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.

         A "Change in Control" shall not be deemed to occur with respect to a Participant if the acquisition of a 50% or greater interest is by a group that includes the Participant, nor shall it be deemed to occur if at least 50% of the Stock and other voting securities owned before the



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occurrence are beneficially owned subsequent to the occurrence by a group that includes the Participant.

         (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         (e) Eligible Employee. The term "Eligible Employee" shall mean any common-law employee of the Company or a Subsidiary. An NSO (but not an ISO) Award may be granted to an individual who is not yet an Eligible Employee, in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or the Subsidiaries, provided that any such Award shall not become vested prior to the date the employee first performs such services.

         (f) Eligible Individual. The term "Eligible Individual" shall include Eligible Employees, members of the Company's Board and outside consultants or advisors to the Company who provide bona fide services to the Company or a Subsidiary as Independent Contractors.

         (g) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

                  1. If at the time an Option is granted, the Class B Common Stock is publicly traded on the New York Stock Exchange, the fair market value of a share of Stock shall be equal to the sales price for a share of Class B Common Stock as quoted in the New York Stock Exchange at close of business on such date.

                  2. If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid, and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

                  3. If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by an independent third party expert selected by the Committee.

         (h) Subsidiaries. The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

         (i) Stock. The term "Stock" shall mean shares of Class B common stock of the Company.



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